Exhibit 23



         [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]



             CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated
February 18, 1999 on our audits of the financial statements and financial statement schedules on Entergy Corporation as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which are included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption
"Experts and Counsel."


/s/ PricewaterhouseCoopers LLP

March 17, 1999